                                                                    EXHIBIT 10.5




                          ENERGY AUCTION EXCHANGE, INC.


                            SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT

                                FEBRUARY 28, 1999

                                TABLE OF CONTENTS

                                                                                                PAGE

1.       AGREEMENT TO SELL AND PURCHASE.............................................................1

         1.1      Authorization of Shares...........................................................1

         1.2      Sale and Purchase.................................................................1

2.       CLOSING, DELIVERY AND PAYMENT..............................................................1

         2.1      Closing...........................................................................1

         2.2      Delivery..........................................................................2

         2.3      Subsequent Sale of Shares.........................................................2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................2

         3.1      Organization, Good Standing and Qualification.....................................2

         3.2      Capitalization; Voting Rights.....................................................2

         3.3      Authorization; Binding Obligations................................................3

         3.4      Liabilities.......................................................................3

         3.5      Title to Properties and Assets; Liens, Etc........................................3

         3.6      Intellectual Property.............................................................3

         3.7      Compliance with Other Instruments.................................................3

         3.8      Litigation........................................................................3

         3.9      Proprietary Information and Inventions Agreement..................................4

         3.10     Offering Valid....................................................................4

         3.11     Compliance with Laws..............................................................4

         3.12     Material Contracts................................................................4

         3.13     Disclosure........................................................................4

         3.14     Permits...........................................................................4

         3.15     Balance Sheet.....................................................................4

         3.16     Changes...........................................................................5

         3.17     Obligation of Chief Executive Officer.............................................5

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...........................................6

         4.1      Requisite Power and Authority.....................................................6

         4.2      Investment Representations........................................................6

                  (a)      Purchaser Bears Economic Risk............................................6

                  (b)      Acquisition for Own Account..............................................6

                  (c)      Purchaser Can Protect Its Interest.......................................6


                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                              PAGE

                  (d)      Accredited Investor....................................................................7

                  (e)      Rule 144...............................................................................7

                  (f)      Residence..............................................................................7

         4.3      Transfer Restrictions...........................................................................7

5.       CONDITIONS TO CLOSING....................................................................................7

         5.1      Conditions to Purchasers' Obligations at Each Closing...........................................7

                  (a)      Representations and Warranties True; Performance of Obligations........................7

                  (b)      Legal Investment.......................................................................7

                  (c)      Consents, Permits, and Waivers.........................................................7

                  (d)      Filing of Restated Certificate.........................................................8

                  (e)      Investors' Rights Agreement............................................................8

                  (f)      Board of Directors.....................................................................8

                  (g)      Proceedings and Documents..............................................................8

                  (h)      Execution of Clearinghouse Agreement...................................................8

         5.2      Conditions to Obligations of the Company........................................................8

                  (a)      Representations and Warranties True....................................................8

                  (b)      Performance of Obligations.............................................................8

                  (c)      Filing of Restated Certificate.........................................................8

                  (d)      Investors' Rights Agreement............................................................8

                  (e)      Consents, Permits, and Waivers.........................................................8

6.       COVENANT OF THE COMPANY..................................................................................9

         6.1      Grant of More Favorable Terms...................................................................9

7.       MISCELLANEOUS............................................................................................9

         7.1      Governing Law...................................................................................9

         7.2      Survival........................................................................................9

         7.3      Successors and Assigns..........................................................................9

         7.4      Entire Agreement................................................................................9

         7.5      Severability...................................................................................10

         7.6      Amendment and Waiver...........................................................................10

         7.7      Notices........................................................................................10

         7.8      Expenses.......................................................................................10


                                       ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                              PAGE
         7.9      Attorneys' Fees................................................................................10

         7.10     Titles and Subtitles...........................................................................10

         7.11     Counterparts...................................................................................10

         7.12     Broker's Fees..................................................................................10

         7.13     Exculpation Among Purchasers...................................................................11

                                      iii.

                                INDEX OF EXHIBITS



Schedule of Purchasers                            Exhibit A

Restated Certificate of Incorporation             Exhibit B

Investors' Rights Agreement                       Exhibit C

                          ENERGY AUCTION EXCHANGE, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of this 28th day of February, 1999, by and among ENERGY AUCTION EXCHANGE, INC., a Delaware corporation (the "COMPANY"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of two million (2,000,000) shares of its Series A Preferred Stock (the "SERIES A STOCK");

         WHEREAS, Vickers Energy Services, LLC desires to purchase an aggregate of six hundred sixty-six thousand six hundred sixty-six (666,666) shares of Series A Stock, $.001 par value (the "SHARES") on the terms and conditions set forth herein;

         WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE

         1.1 AUTHORIZATION OF SHARES. On or prior to the First Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Series A Stock and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Series A Stock (the "CONVERSION SHARES"). The Series A Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "RESTATED CERTIFICATE").

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the First Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A at a purchase price of Seven Dollars and Fifty Cents ($7.50) per share.

2.       CLOSING, DELIVERY AND PAYMENT

         2.1 CLOSING. The initial closing of the sale and purchase of the Shares under this Agreement (the "FIRST CLOSING") shall take place on the date hereof, at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302, or at such other time or place as the Company and Purchasers may mutually agree. The closing of the sale and

                                       1.

purchase of the shares of Series A Stock under Section 2.3 below shall take place at such time(s) and place(s) as the Company and Purchasers participating therein shall mutually agree (each, a "SUBSEQUENT CLOSING") (the First Closing and any Subsequent Closing are collectively referred to herein as a "CLOSING" and each such date is referred to as a "CLOSING DATE").

         2.2 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at each Closing by each Purchaser, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company or conversion of outstanding promissory notes.

         2.3 SUBSEQUENT SALE OF SHARES. The Company may sell up to the balance of the authorized shares of Series A Stock not sold at the First Closing. Except as otherwise set forth herein, all such sales shall be made on the terms and conditions set forth in this Agreement. Any shares of Series A Stock sold pursuant to this Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions delivered to the Purchasers, the Company hereby represents and warrants to each Purchaser as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Investors' Rights Agreement, in the form attached hereto as Exhibit C (the "INVESTORS' RIGHTS AGREEMENT"), to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement, the Investors' Rights Agreement, and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted.

         3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) five million (5,000,000) shares of Common Stock, five hundred thousand (500,000) shares of which are issued and outstanding, and up to twenty percent (20%) of the outstanding shares of capital stock of the Company which are reserved or will be reserved in the future for issuance by the Company or a subsidiary thereof to key employees, consultants and others affiliated with the Company or a subsidiary thereof pursuant to stock grant, stock purchase and/or option plans or any other stock incentive program, arrangement or agreement approved by the Company's Board of Directors and (b) two million (2,000,000) shares of Preferred Stock, all of which are designated Series A Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. The Conversion Shares have been duly and validly reserved for issuance. Except as may be granted pursuant to this Agreement, there are no


                                       2.

outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Certificate has been taken or will be taken prior to the Closing. The Agreement and the Investors' Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms.

         3.4 LIABILITIES. The Company has no liabilities and, to its knowledge, knows of no contingent liabilities not otherwise disclosed to the Purchasers, except current liabilities incurred in the ordinary course which have not been, either in any individual case or in the aggregate, materially adverse to the financial condition or operating results of the Company.

         3.5 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge.

         3.6 INTELLECTUAL PROPERTY. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, nor is the Company aware of any basis for the foregoing.

         3.7 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery, and performance of and compliance with this Agreement and the Investors' Rights Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.8 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company.


                                       3.

         3.9 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Each current employee, officer, consultant and contractor of the Company has executed a form of Proprietary Information and Inventions Agreement.

         3.10 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

         3.11 COMPLIANCE WITH LAWS. The Company's business has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, may not reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of the Company.

         3.12 MATERIAL CONTRACTS. Except for transactions contemplated by this Agreement, the Company is not a party to (and is not otherwise bound by) any of the following: (i) any employment or consulting contract, (ii) any agreement providing for the issuance or repurchase of any securities of the Company, (iii) any agreement in respect of registration rights, preemptive rights, rights of first refusal, voting rights or other rights of security holders, (iv) any agreement evidencing or providing for any indebtedness for borrowed money or (v) any other agreement that could reasonably be deemed material to the Company, except the Letter of Intent, by and between the Company and The Oil & Gas Asset Clearinghouse, Inc., dated as of March 1, 1999, and the definitive agreements that are executed in connection therewith (the "DEFINITIVE CLEARINGHOUSE AGREEMENTS").

         3.13 DISCLOSURE. Neither this Agreement nor any schedule hereto, nor any written disclosure document furnished by or on behalf of the Company to the Purchaser or counsel to the Purchaser in connection with the transactions contemplated by this Agreement, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained within any of the foregoing relating to future events or the projected future financial performance of the Company, including any financial projections or descriptions of potential strategic or business relationships between the Company and third parties.

         3.14 PERMITS. The Company has all franchises, permits, licenses and other authority necessary for its business as now being conducted and believes it can obtain, without undue burden or expense, any similar authority for its business as planned to be conducted. The Company is not in default in any material respect under any such franchise, permit, license or other authority.

         3.15 BALANCE SHEET. The Company has delivered to each Purchaser an unaudited balance sheet (the "BALANCE SHEET") as of February 28, 1999 (the "STATEMENT DATE"). The


                                       4.

Balance Sheet, together with notes thereto, presents an as-if consolidation statement of Vickers Energy Services, LLC and the Company as of such date and is complete and correct in all material respects.

         3.16 CHANGES. Except in connection with the Definitive Clearinghouse Agreements, since the Statement Date, there has not been, to the Company's knowledge:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Balance Sheet, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (d) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (e) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                  (f) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (g) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business; and

                  (h) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets.

         3.17 OBLIGATION OF CHIEF EXECUTIVE OFFICER. Gary Vickers, the Company's President and Chief Executive Officer, will devote a majority of his business time to the conduct of the business of the Company.


                                       5.

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

         4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Investors' Rights Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Investors' Rights Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Investors' Rights Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions of the Investors' Rights Agreement may be limited by applicable laws.

         4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.



                                       6.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (f) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

         4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investors' Rights Agreement.

5.       CONDITIONS TO CLOSING

         5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT EACH CLOSING. Purchasers' obligations to purchase the Shares at each Closing are subject to the satisfaction, at or prior to each such Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. With respect to the First Closing, the representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of such Closing Date with the same force and effect as if they had been made as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing. With respect to any Subsequent Closing, the Company shall have delivered an updated Schedule of Exceptions, and the representation and warranties made by the Company in Section 3 hereof, as modified by such revised Schedule of Exceptions, shall be true and correct in all material respects as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

                  (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                  (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the


                                       7.

transactions contemplated by the Agreement and the Investors' Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

                  (d) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (e) INVESTORS' RIGHTS AGREEMENT. An Investors' Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by the parties thereto.


                  (f) BOARD OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of the Company shall be three (3) members and the Board shall consist of Gary R. Vickers, with two (2) vacancies existing.

                  (g) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (h) EXECUTION OF CLEARINGHOUSE AGREEMENT. The Definitive Clearinghouse Agreements shall have been executed by all parties thereto.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects at the date of each Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before each Closing.

                  (c) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (d) INVESTORS' RIGHTS AGREEMENT. An Investors' Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by the Purchasers.

                  (e) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investors' Rights Agreement (except for such as may be properly obtained subsequent to the Closing).


                                       8.

6.       COVENANT OF THE COMPANY

         6.1 GRANT OF MORE FAVORABLE TERMS. No Purchaser of preferred stock of the Company shall receive different terms than are set forth in this Agreement, the Investors' Rights Agreement and the Restated Certificate of Incorporation, unless all Purchasers receive an equivalent benefit on a share for share basis. If the Company now or hereafter proposes to extend different terms to a Purchaser of preferred stock of the Company, each Purchaser will be notified prior to the date of the transaction and provided full details thereof, including copies of all relevant documentation. The Company shall offer to extend equivalent rights and benefits to each Purchaser, by amendment to this Agreement, the Investors' Rights Agreement and/or the Restated Certificate of Incorporation, or in such other fashion that is appropriate under the circumstances and satisfactory in the reasonable opinion of such Purchaser. This provision, however, shall not apply to any strategic relationships, licensing transactions or commercial agreements entered into between the Company and a subsequent Purchaser that are part of a broader strategic relationship, so long as the terms of the rights granted to such Purchaser with respect to their preferred stock are not more favorable than those granted to the Purchasers hereunder. The provisions of this Section 6.1 shall terminate upon the earlier to occur of: (i) the sale and issuance by the Company of an aggregate of two million (2,000,000) (as adjusted for stock splits, stock dividends and the like) shares of Series A Stock (inclusive of the Shares sold at the First Closing); and (ii) the sale and issuance of shares of preferred stock in which the gross proceeds to the Company are at least $1,000,000 and the price per share is more than $7.50 (as adjusted for stock splits, stock dividends and the like) (a "SENIOR SALE"). Furthermore, the provisions of this Section 6.1 shall have no application to a Senior Sale.

7.       MISCELLANEOUS

         7.1 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado without regard to its conflict-of-laws rules.

         7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, including the Investors' Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.


                                       9.

         7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.6 AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

         7.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address as set forth on Exhibit A hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         7.8 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall reimburse the reasonable fees and expenses in an amount not to exceed $5,000.00 of one special counsel to the Purchasers incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated thereby.

         7.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         7.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.12 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto


                                       10.

is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.12 being untrue.

         7.13 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                       11.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                                        PURCHASERS:

ENERGY AUCTION EXCHANGE, INC.


By: /s/ Gary R. Vickers                         By: /s/
   -------------------------------------           ----------------------------
   Gary R. Vickers
   President and Chief                          Name:
   Executive Officer                                 --------------------------

                                                Title:
                                                      -------------------------

7900 East Union Avenue, Suite 1100              Address:
Denver, CO  80237                                       ------------------------


                                                --------------------------------






                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                    PURCHASERS:

                                    ANSCHUTZ FAMILY INVESTMENT COMPANY LLC


                                    By: /s/ Craig Slater
                                       ---------------------------------
                                            Craig Slater

                                    Title:
                                          ------------------------------

                                    Address:
                                            ----------------------------


                                    ------------------------------------




                                    A.C.E. INVESTMENT PARTNERSHIP


                                    By: /s/
                                       ---------------------------------

                                    Name:
                                         -------------------------------

                                    Title:
                                          ------------------------------

                                    Address:
                                            ----------------------------


                                    ------------------------------------


                  SERIES A PREFERRRED STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                  FIRST CLOSING


NAME AND ADDRESS                                SHARES            AGGREGATE PURCHASE PRICE
----------------                                ------            ------------------------
Vickers Energy Services, LLC                    666,666                $4,999,995.00
7900 East Union Avenue, Suite 1100
Denver, CO  80237

                               SUBSEQUENT CLOSING


NAME AND ADDRESS                                SHARES            AGGREGATE PURCHASE PRICE
----------------                                ------            ------------------------
Anschutz Family Investment Company LLC          515,069               $ 3,863,017.50(1)
555 17th Street
Suite 2400
Denver, CO 80202
Attention:  Scott Carpenter

A.C.E. Investment Partnership                    22,065               $   165,487.50(2)
555 17th Street
Suite 2400
Denver, CO 80202
Attention:  Scott Carpenter

Sequel Limited Partnership II                   535,671               $ 4,017,532.50(3)
4430 Arapahoe Avenue
Suite 220
Boulder, CO 80303
Attention:  Thomas G. Washing

Greenwood Gulch Ventures, LLC                    33,333               $   249,997.50
7367 Shoreham Drive
Castle Rock, CO 80104
Attn:  Donald D. Rosenkrans, Jr

Energetic Investors LLC                         133,333               $   999,997.50
Feldman Sherb Ehrlich & Co., P.C
805 Third Avenue
New York, NY 10022-7513
Attn:  Jay R. Horowitz


--------
1 Includes interest in the aggregate amount of $28,020.88
2 Includes interest in the aggregate amount of $496.25
3 Includes interest in the aggregate amount of $17,534.24

                                    EXHIBIT B

                      RESTATED CERTIFICATE OF INCORPORATION

                                    EXHIBIT C

                           INVESTORS' RIGHTS AGREEMENT